Exhibit 10.4

                           RCG COMPANIES INCORPORATED
                       6836 Morrison Boulevard, Suite 200
                               Charlotte, NC 28211

                                                                   April 6, 2005

Crescent International Ltd.                 Perfect Timing, LLC
Alpha Capital AG                            Andrew Reckles
Bristol Investment Fund, Ltd.               JGB Capital L.P.
Palisades Master Fund LP                    Portside Growth and Opportunity Fund


Ladies and Gentlemen:

         Reference is hereby made to that certain

         (i) Securities Purchase Agreement dated September 13, 2004 (the "Preferred Stock Purchase Agreement"), by and among RCG
                  Companies Incorporated (the "Company") and the purchasers signatory thereto (the "Preferred Stock Purchasers"), pursuant to which the Company issued certain shares of Series A Preferred Stock (the "Preferred Stock") and common stock purchase warrants (the "Preferred Stock Warrants") to the Preferred Stock Purchasers;

         (ii) Securities Purchase Agreement dated February 8, 2005 (the "Debenture Purchase Agreement"), by and among the Company and the purchasers signatory thereto ("Debenture Purchasers"), and that certain Security Agreement dated February 8, 2005 (the "Security Agreement"), by and among the Company, all subsidiaries of the Company and the Debenture Purchasers, pursuant to which agreements the Company issued certain convertible debentures (the "Debentures") and common stock purchase warrants (the "Debenture Warrants") to the Debenture Purchasers; and

         (iii) Securities Purchase Agreement dated October 2003 (the "October Purchase Agreement"), by and among the Company and the purchasers signatory thereto (the "October Purchasers" and together with the Preferred Stock Purchasers and the Debenture Purchasers, the "Purchasers") and common stock purchase warrants issued pursuant thereto (the "$.94 Warrants" and collectively with the Preferred Stock Warrants and Debenture Warrants, the "Warrants").

         The Preferred Stock Purchase Agreement, the Debenture Purchase Agreement and the October Purchase Agreement are collectively referred to as the "Purchase Agreements". The Purchase Agreements, Preferred Stock, Warrants, Security Agreement, Debentures, and all agreements, instruments, certificates, and other securities issued or entered into in connection therewith and any other agreements you have with the Company are sometimes herein collectively referred to as the "Transaction Documents."

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April 6, 2005
Page 2


         WHEREAS, the Company has determined it to be in its best interests to offer and sell through a private placement to be closed on or before April 22, 2005 through Roth Capital Partners, LLC, as a placement agent, approximately $35,000,000, but may, at the Company's sole discretion, be more or less (the "Private Placement"), shares of redeemable convertible preferred stock of the Company with a conversion price at closing of $0.55 (the "Private Placement Preferred Stock") and common stock purchase warrants of the company with an exercise price at closing of $0.55 per share (the "Private Placement Warrants"), and in connection therewith to effectuate, upon receipt of stockholder approval, a reverse stock split (the "Reverse Stock Split").

         WHEREAS, the Company has determined it to be in its best interests to use certain of the proceeds from the Private Placement to (i) acquire 100% of the outstanding capital stock of OneTravel, Inc. (the "Acquisition"), and (ii) to redeem the Debentures (the "Redemption").

         NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, notwithstanding any provision in any Transaction Documents to the contrary, the Company and the Purchasers hereby agree as follows:

         (i)

            (a) the Purchasers, severally and not jointly, waive any right of first refusal, participation or similar right, that any of them may have under any Transaction Document to participate in the Private Placement and, in connection therewith, waive any claims that they may respectively have against any investment banker, placement agent or potential investor in the Private Placement as a result of the execution, delivery, performance of, or participation in, the Private Placement;

            (b) upon the closing of the Private Placement, the Company will redeem, and the Purchasers hereby consent to the Redemption of, the Debentures for an amount equal to 110% of the outstanding principal amount thereof, and in connection therewith the Debenture Purchasers agree to tender their respective Debentures for Redemption at closing;

            (c) effective immediately upon the closing of the Private Placement and the receipt of the approval of our stockholders as may be required under the rules of the American Stock Exchange, (1) the conversion price of the Preferred Stock and the exercise price of each of the $.94 Warrants and Debenture Warrants shall be automatically adjusted to and permanently fixed at $0.55, except that the conversion price of the Preferred Stock will be reset to the same price which, and at the same time as, the Private Placement Preferred Stock is reset in connection with the Reverse Stock Split, and (2) the exercise price of the Preferred Stock Warrants with an

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April 6, 2005
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                  original  exercise  price  of  $1.20  shall  automatically  be adjusted to and permanently fixed at $1.00, which adjustment shall require no further action by either the Company or any of the Purchasers;

            (d) other than the adjustments specified in clause (c) above, neither the exercise price of the Warrants nor the conversion price of the Preferred Stock shall be subject to further adjustments other than equitable adjustments following subsequent stock splits and reverse stock splits (including the Reverse Stock Split) or issuances or distributions to all of our equity holders, and other similar events not relating to the price of subsequent agreements relating to or issuances of our securities, including the Private Placement other than as specified in (c) above; and

            (e) each Purchaser, severally and not jointly with the other Purchasers, hereby agrees that neither it, nor any person acting on its behalf or in concert therewith will engage in any transactions in or involving our common stock (including "Short Sales" as hereinafter defined) (i) until such time as the closing of the Private Placement has been publicly disclosed or April 23, 2005, whichever is earlier, and (ii) if the Private Placement has closed no later than April 22, 2005, during the time period that is used to calculate the reset conversion price of the Private Placement Preferred Stock as a result of the Reverse Stock Split. "Short Sales" include, without limitation, all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and lending of securities and sales and other transactions through non-US broker dealers or foreign regulated brokers. Notwithstanding anything herein to the contrary, in no event shall the restrictions on a Purchaser's ability to undertake any such transactions as provided in this clause (i)(e) be more restrictive than the restrictions on the purchasers in the Private Placement.

      (ii)  conditional   upon  and  subject  to  the  Company   performing  its
            obligations under clause (i)(b) above, each Purchaser, severally and not jointly with the other Purchasers, hereby:

            (a) consents (to the extent it has the right or is required to do so) to the Private Placement and the designation and issuance of the Private Placement Preferred Stock as a security pari passu with the Preferred Stock;

            (b) agrees that all "Obligations" under the Security Agreement will have been satisfied in full upon the payment of the Redemption amount under clause (i)(b) above, and in connection therewith, each Debenture Purchaser shall, at the reasonable request of the Company, execute such termination statements and other documents (including an estoppel certificate and payoff letter) and make or join with the Company in such other

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April 6, 2005
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                  filings with respect to any  financing  statements  or similar documents executed or filed pursuant to the Security Agreement as may be reasonably requested by the Company to evidence the termination of the security interests and liens under the Security Agreement;

            (c) agrees to modify and amend the Purchasers' respective unsatisfied registration rights (it being understood that the only Company securities not yet registered for the Purchasers on the date hereof are the shares underlying the Debenture Warrants) and the Transaction Documents entered in to in connection therewith, such that (1) the Company may register the resale of the shares of common stock issuable in connection with the Private Placement concurrently with, and in the same registration statement as, the registration of the shares of common stock issuable upon exercise of the Debenture Warrants, and may include the shares issued or issuable in connection with the Farequest Holdings, Inc. merger, and up to an additional 200,000 (calculated before giving effect to the Reverse Split) common shares (2) the "Filing Date" will be the earlier of (x) the filing date of the next registration statement on Form S-3, which the Company will file to cover the common stock issuable in connection with the Private Placement and (y) July 15, 2005, (3) the "Effectiveness Date" shall be the date on which the registration statement required in connection with the Private Placement is required to first be declared effective and (4) the Company may file additional registration statements at any time following the filing of your registration statement;

            (d) waives any obligation of the Company to conduct a meeting of its shareholders prior to June 30, 2005;

            (e) acknowledges, consents to and approves the Reverse Stock Split and the Redemption;

            (f) waives any violations of the terms of, or conflicts with, or liquidated damages in connection with, the Transaction
                  Documents which may exist or which may arise solely as a result of the entering into or consummation of any of the Private Placement, the Reverse Stock Split and the Redemption and the respective transactions undertaken by the Company in connection therewith;

            (g) acknowledges that no default or violation by the Company of any term of any Transaction Document has occurred that has not been waived or cured; and

            (h) waives any liquidated or other damages and penalties that otherwise might have accrued to the benefit of the Purchasers under the Transaction Documents prior to the Redemption.

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April 6, 2005
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         The  Company   acknowledges  and  agrees  that  any  Voting  Agreements
delivered to the investors under the Private Placement will provide that the persons delivering such agreements will vote in favor of the reset of the exercise prices and conversion prices as provided in clause (i)(c) above. The Company also agrees that it will submit to its stockholders for approval as a single proxy item (or otherwise provide that the approvals will be contingent upon approval of both) the matters required to be approved by the stockholders for the Private Placement and the resetting of exercise prices and conversion prices as provided in clause (i)(c) above.

         This letter agreement shall not be effective unless and until all Purchasers agree to all of the foregoing actions, which agreement shall occur on or before April 15, 2005.

         Other than the  waivers,  consents and  agreements  set forth in clause
(i)(a) and (i)(e) (which will be irrevocable, effective and permanent upon the execution and delivery of counterpart signature pages of this letter, the waivers, consents and agreements set forth in this letter agreement shall terminate ab initio and be of no further force and effect among the parties if the closing of the Private Placement or the Redemption do not occur by April 22, 2005.

         This letter is not a "Pre-Notice" under the Debenture Purchase Agreement and shall not operate as an offer to sell securities to any Purchaser pursuant to any other Transaction Document.

         Each Debenture Purchaser hereby represents and warrants that it is the sole owner of 100% of the Debentures originally issued to it upon the closing of the transactions contemplated by the Debenture Purchase Agreement, so that, upon the Redemption of its Debentures in accordance with clause (i)(b) above, all Debentures issued to it at such closing will be fully redeemed, paid off and discharged. Each Preferred Stock Purchaser hereby represents and warrants that it is the sole owner of 100% of the Preferred Stock and Preferred Stock Warrants originally issued to it upon the closing of the transactions contemplated by the Preferred Stock Purchase Agreement. Each October Purchaser hereby represents and warrants that it is the sole owner of 100% of the $.94 Warrants originally issued to it upon the closing of the transactions contemplated by the October Purchase Agreement. Each Purchaser severally and not jointly hereby acknowledges the confidential nature of the information contained in this letter, and agrees to maintain in strictest confidence such information and the existence and terms of this letter. The Company agrees to file an 8-K with regard to this Agreement at the same time it files an 8-K regarding the Private Placement.

         This letter agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution of this letter agreement may be made by delivery by facsimile.

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April 6, 2005
Page 6


         Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the applicable Purchase Agreements, except as set forth on the signature pages hereto.
         The Company acknowledges and agrees that no consideration other than the consideration set forth herein has been or shall be offered or paid to any other person to obtain a Purchaser's agreement to enter into this letter agreement or agree to the terms set forth herein. The first sentence of this paragraph is intended to treat for the Company the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of securities of the Company or otherwise. We have elected to provide all Purchasers with the same letter agreement for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

         Except as expressly amended, waived or modified hereby, the Transaction Documents are ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms hereof.

         By their respective execution and delivery of this letter agreement, each Purchaser and the Company hereby represents and warrants that the execution, delivery, performance and consummation of this letter agreement has been duly authorized by all necessary action on the part of such Purchaser or the Company, as applicable, and upon the delivery of signatures to this letter agreement by all Purchasers or the Company, as applicable, this letter agreement shall form a legal and binding agreement of such Purchasers or the Company, as applicable, enforceable against the signatory in accordance with the terms hereof.



Sincerely,
RCG Companies Incorporated

/s/ William Goldstein
Chairman of the Board

Name of Purchaser: __________________________
Signature of Authorized Signatory of Purchaser: __________________________ Name of Authorized Signatory: _________________________
Title of Authorized Signatory: __________________________